Exhibit q

We, the undersigned, hereby severally constitute and appoint R. Jay Gerken, Andrew B. Shoup and Robert I. Frenkel and each of them individually, our true and lawful attorneys, with full power to them and each of them to sign for us, and in our hands and in the capacities indicated below, any and all Registration Statements on behalf of the Consulting Group Capital Markets Funds including any and all Amendments thereto and to file the same, with all exhibits thereto, and other documents therewith, with the Securities and Exchange Commission, granting unto said attorneys and each of them, acting alone, full authority and power to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

WITNESS our hands on the date set forth below.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed below by the following persons in the capacities and as of the dates indicated.

Signature:	Title:	Date:
/s/ R. Jay Gerken R. Jay Gerken	Trustee and Chairman of the Board	December 2, 2004

/s/ Andrew B. Shoup Andrew B. Shoup	Senior Vice President and Chief Administrative Officer	December 2, 2004

/s/ Robert I. Frenkel Robert I. Frenkel	Secretary	December 2, 2004

Signature:	Title:	Date:
/s/ Armon E. Kamesar Armon E. Kamesar	Trustee	December 2, 2004

/s/ Stephen E. Kaufman Stephen E. Kaufman	Trustee	December 2, 2004

/s/ H. John Ellis H. John Ellis	Trustee	December 2, 2004

/s/ John J. Murphy John J. Murphy	Trustee	December 2, 2004